HANSON CAPITAL PARTNERS, L.L.C.


                      A Delaware Limited Liability Company








                       LIMITED LIABILITY COMPANY AGREEMENT


                          Dated as of December 26, 2000




         THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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                                TABLE OF CONTENTS

SECTION                            HEADING                                  PAGE


ARTICLE I          DEFINITIONS................................................1

  Section 1.1      Definitions................................................1
  Section 1.2.     Construction...............................................5
  Section 1.3.     Including..................................................6

ARTICLE II         ORGANIZATION...............................................6

  Section 2.1.     Formation..................................................6
  Section 2.2.     Name.......................................................6
  Section 2.3.     Registered Office; Registered Agent; Principal Office;
                     Other Offices............................................6
  Section 2.4.     Purposes...................................................6
  Section 2.5.     Powers of the Company......................................7
  Section 2.6.     Foreign Qualification......................................8
  Section 2.7.     Term.......................................................9
  Section 2.8.     No State-Law Partnership...................................9

ARTICLE III        MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS....9

  Section 3.1.     Members....................................................9
  Section 3.2.     No Liability of Members....................................9
  Section 3.3.     Initial Capital Contributions.............................10
  Section 3.4.     Issuance of Additional Interests; Additional Members......10
  Section 3.5.     Certification of Percentage Interests.....................11

ARTICLE IV         CAPITAL ACCOUNTS..........................................11

  Section 4.1.     Establishment and Determination of Capital Accounts.......11
  Section 4.2.     Computation of Amounts....................................11
  Section 4.3.     Negative Capital Accounts.................................12
  Section 4.4.     Company Capital...........................................12

ARTICLE V          DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES..........12

  Section 5.1.     Generally.................................................12
  Section 5.2.     Distributions.............................................12
  Section 5.3.     Allocation of Profits and Losses..........................13
  Section 5.4.     Regulatory and Special Allocations........................13
  Section 5.5.     Tax Allocations: Code Section 704(c)......................14

ARTICLE VI         MANAGEMENT................................................15


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  Section 6.1.     Management by Members.....................................15
  Section 6.2.     Unanimous Consent.........................................15
  Section 6.3.     Managing Member...........................................16
  Section 6.4.     Meeting of Members........................................18
  Section 6.5.     Liability for Certain Acts................................18
  Section 6.6.     Members Have No Exclusive Duty to Company.................18
  Section 6.7.     Indemnity of the Members, Employees and Other Agents......19

ARTICLE VI         EXCULPATION AND INDEMNIFICATION...........................19

  Section 7.1.     Performance of Duties; No Liability of Member and
                     Officers................................................19
  Section 7.2.     Transactions Between the Company and the Members..........19
  Section 7.3.     Insurance.................................................19

ARTICLE VIII       TAXES.....................................................19

  Section 8.1.     Tax Returns...............................................19
  Section 8.2.     Tax Matters Member........................................20

ARTICLE IX         BOOKS, REPORTS AND COMPANY FUNDS..........................20

  Section 9.1.     Maintenance of Books......................................20
  Section 9.2.     Owner Tax Information.....................................20
  Section 9.3.     Company Funds.............................................20

ARTICLE X          TRANSFERS AND OTHER EVENTS................................21

  Section 10.1.    Transfer in General.......................................21
  Section 10.2.    Transfer to a Permitted Transferee........................21
  Section 10.3.    Transfer to Other Than a Permitted Transferee.............21
  Section 10.4.    Transferee's Rights and Obligations.......................23
  Section 10.5.    Complete Transfer of Membership Interest Results in
                     Termination of Status...................................24
  Section 10.6.    Void Assignment...........................................24
  Section 10.7.    Substituted Member........................................24
  Section 10.8.    Effect of Assignment......................................25
  Section 10.9.    Transfer Fees and Expenses................................25
  Section 10.10.   Other Limitations.........................................25
  Section 10.11.   Effective Date............................................25
  Section 10.12.   Effect of Death or Incapacity.............................25
  Section 10.13    Transfers by Sole Member..................................25
  Section 10.14.   Representations of New Members............................25

ARTICLE XI         DISSOLUTION, LIQUIDATION AND TERMINATION..................26

  Section 11.1.    Dissolution...............................................26
  Section 11.2.    Liquidation and Termination...............................26
  Section 11.3.    Cancellation of Certificate...............................27


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ARTICLE XII        GENERAL/MISCELLANEOUS PROVISIONS..........................27

  Section 12.1.    Offset....................................................27
  Section 12.2.    Notices...................................................27
  Section 12.3.    Entire Agreement..........................................28
  Section 12.4.    Effect of Waiver or Consent...............................28
  Section 12.5.    Amendment or Modification.................................28
  Section 12.6.    Binding Effect............................................28
  Section 12.7.    Governing Law; Severability...............................28
  Section 12.8.    Further Assurances........................................28
  Section 12.9.    Waiver of Certain Rights..................................28
  Section 12.10.   Indemnification and Reimbursement for Payments on Behalf
                     of an Owner.............................................29
  Section 12.11.   Notice to Members of Provisions...........................29
  Section 12.12.   Counterparts..............................................29
  Section 12.13.   Consent to Jurisdiction...................................29
  Section 12.14.   Headings..................................................30
  Section 12.15.   Remedies..................................................30


HANSON CAPITAL PARTNERS, L.L.C.

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF

                         HANSON CAPITAL PARTNERS, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY

         THIS LIMITED LIABILITY COMPANY AGREEMENT of Hanson Capital Partners, L.L.C., dated and effective as of December 26, 2000, is adopted by, and executed and agreed to, for good and valuable consideration, by Luise V. Hanson, Mary Joan Boman, John V. Hanson, Paul D. Hanson and Bessemer Trust Company, N.A., solely as trustees of the Luise V. Hanson Qualified Terminable Interest Property Marital Deduction Trust created under the Fourth Amendment and Restatement of Declaration of Trust Establishing the John K. Hanson Revocable Trust, dated September 22, 1984 (the "QTIP TRUST") and Luise V. Hanson, solely as trustee of the Luise V. Hanson Revocable Trust, dated September 22, 1984 (the "REVOCABLE TRUST") and each other Person who becomes a Member (collectively, the "MEMBERS") and in accordance with the terms of this Agreement.

         WHEREAS, the Members wish to form a limited liability company pursuant to the Act by filing a Certificate of Formation of the Company (the "CERTIFICATE") with the Secretary of State of the State of Delaware and by entering into this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACT" means the Delaware Limited Liability Company Act, Title 6, ss.ss.18-101, ET SEQ., and any successor statute, as amended from time to time.

         "ADDITIONAL INTERESTS" has the meaning given that term in Section 3.4.

         "AFFILIATE" of, or a Person "Affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "AGREEMENT" means this Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as the context requires.

         "ASSIGNEE" means any owner of an Economic Interest who (or which) is not a Member. No owner of an Economic Interest who (or which) is not a Member shall be deemed a "member" (as that term is used in the Act) of the Company.


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         "ASSIGNEE INTEREST" means an Economic Interest owned by an Assignee.

         "BOOK VALUE" means, with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) (PROVIDED that, in the case of permitted adjustments, the Company chooses to make such adjustments); PROVIDED that the Book Value of any asset contributed to the Company shall be equal to the fair market value of the contributed asset on the date of contribution.

         "CAPITAL ACCOUNT" has the meaning given that term in Section 4.1.

         "CAPITAL CONTRIBUTION" means the aggregate contributions made by an Owner to the Company pursuant to Article III as of the date in question, as shown opposite such Owner's name on Schedule A, as the same may be amended from time to time.

         "CERTIFICATE" has the meaning given that term in the Preamble.

         "CLASS A MEMBER" means the QTIP Trust, the Revocable Trust and each Person who holds Class A Membership Interests and is hereafter admitted as a Class A Member in accordance with the terms of this Agreement and the Act.

         "CLASS A MEMBER PERCENTAGE INTEREST" means, at any time with respect to a Class A Member, a percentage equal to a fraction, (a) the numerator of which is the number of Units held by such Class A Member at such time and (b) the denominator of which is the aggregate number of Units held by all Class A Members at such time, in each case as reflected in the books and records of the Company.

         "CLASS B MEMBER" means the QTIP Trust, the Revocable Trust and each Person who holds Class B Membership Interests and is hereafter admitted as a Class B Member in accordance with the terms of this Agreement and the Act.

         "CODE" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "COMPANY" means the Delaware limited liability company formed pursuant to the Certificate and this Agreement.

         "COMPANY MINIMUM GAIN" has the meaning set forth for "partnership minimum gain" in Treasury Regulation Section 1.704-2(d).

         "ECONOMIC INTEREST" means an Owner's share of the Company's net profits, net losses, and distributions pursuant to this Agreement and the Act, but Economic Interests other than Membership Interests shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.


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         "FAIR MARKET VALUE OF THE CONSIDERATION" means the fair market value of the consideration that would be received by a Transferring Member or Assignee, as reported in the written notice required by Section 10.3(b)(i). Such fair market value shall be determined by an independent appraisal performed by a qualified appraiser selected by the Managing Member (or if none, the Class A Members) once one or more Members have agreed to purchase the offered Membership Interest pursuant to Section 10.3(b)(ii). The decision of such appraiser shall be conclusive on all parties. The fees and costs of such appraiser shall be paid by the Transferring Member or Assignee.

         "FAIR VALUE" of a Membership Interest means, as of the effective date of a purchase pursuant to a right of first refusal as provided in Article X, the fair value on such date of such Membership Interest within the meaning of
Section 604 of the Act. The Fair Value of such Membership Interest shall be determined by an independent appraisal performed by a qualified appraiser selected by the Managing Member (or if none, by the Class A Members), once one or more Members or the Company has agreed to purchase the offered Membership Interest pursuant to Section 10.3(b). The decision of such appraiser shall be conclusive on all parties. The fees and costs of such appraiser shall be paid by the Transferring Member or Assignee.

         "FIRST REFUSAL PERCENTAGE" for a Member who has exercised his right of first refusal to purchase a Membership Interest in a transaction under Section 10.3(b) means the percentage equivalent derived from a fraction the numerator of which is the Member's Percentage Interest and the denominator of which is the sum of all of the Member Percentage Interests of the Members who have exercised their right of first refusal with respect to such transaction.

         "FISCAL YEAR" of the Company means the calendar year.

         "FISCAL QUARTER" of the Company means each calendar quarter ending March 31, June 30, September 30 and December 31.

         "INCAPACITY" or "INCAPACITATED" means (a) with respect to a natural person, (1) such person is under a legal disability (under the laws of such person's domicile), (2) such person has been certified in writing to be unable to manage his financial affairs by the principal physician attending to such person's care, and the Members may rely upon written notice of that determination without any duty to inquire into the authenticity of the certification or any of the facts upon which it is based, (3) such person's whereabouts are unknown and the Members have not been able to locate such person for at least ninety (90) days, or (4) the bankruptcy of such person and (b) with respect to any other Person, the bankruptcy, liquidation, dissolution, or termination of such Person.

         "INDEMNIFYING OWNER" has the meaning given that term in Section 12.10.

         "LOSSES" means items of Company loss and deduction determined according to Section 4.2.

         "MANAGING MEMBER" has the meaning set forth in Section 6.3.


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         "MEMBER" means an Owner who is admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company.

         "MEMBER MINIMUM GAIN" has the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i).

         "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth for "partner nonrecourse deductions" in Treasury Regulation Section 1.704-2(i).

         "MEMBERSHIP INTEREST" means a Member's interest in the Company, including such Member's Economic Interest and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to, or otherwise participate in any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

         "MEMBER PERCENTAGE INTEREST" means, at any time with respect to a Member, a percentage equal to a fraction, (a) the numerator of which is the number of Units held by such Member at such time and (b) the denominator of which is the aggregate number of Units held by all Members at such time, in each case as reflected in the books and records of the Company.

         "OWNER" means any owner of an Economic Interest, whether such Owner is a Member or an Assignee.

         "PERCENTAGE INTEREST" means, at any time with respect to an Owner, a percentage equal to a fraction, (a) the numerator of which is the number of Units held by such Owner at such time and (b) the denominator of which is the aggregate number of Units held by all Owners at such time, in each case as reflected in the books and records of the Company. For purposes of this Agreement, the Percentage Interest shall be carried out to three decimal places.

         "PERMITTED TRANSFEREE" means any one or more of the following:

                  (a) Luise V. Hanson, her ancestors, and her descendants;

                  (b) a Member, an ancestor of a Member, and a descendant of a Member;

                  (c) one or more organizations described in Sections 170(c), 2055(a), and 2522(a) of the Code;

                  (d) the decedent's estate or guardianship estate of any of the persons listed in (a), (b) or of an Assignee of such persons, or a revocable trust substitute for a decedent's estate exclusively for the benefit of one or more of the persons listed in (a), (b) or of an Assignee of such persons; and


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                  (e) a trust the terms of which provide that any Membership
         Interest is held, at the time of the Transfer of the Membership Interest to the trust, exclusively for the benefit of one or more of the persons listed in (a) or (b);

         PROVIDED, HOWEVER, for purposes of (d) and (e) above, the remaindermen of a trust shall not be considered in determining whether a trust is exclusively for the benefit of one or more of the persons listed in (a) or (b).

         "PERSON" means any natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "PROFITS" means items of Company income and gain determined according to Section 4.2.

         "SOLE DISCRETION": In the case of any vote, consent, or approval under this Agreement to be made in a party's "sole discretion," each party may grant or withhold such vote, consent or approval (a) in its sole and absolute discretion, (b) with or without cause, (c) subject to such conditions as it shall deem appropriate, and (d) without taking into account the interests of, and without incurring liability to, the Company, any Owner or any Officer or employee of the Company.

         "TAX MATTERS MEMBER" has the meaning given to that term in Section 8.2.

         "TAXABLE YEAR" means the Company's taxable year ending December 31 (or part thereof, in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Class A Members.

         "TRANSFER" means, as a noun, a transaction by which a Member or Assignee assigns all or any portion of a Membership Interest or any interest therein to another person, and includes a sale, assignment, gift, bequest, pledge, encumbrance, hypothecation, mortgage, exchange, distribution from a trust, or any other disposition. "Transfer" means, as a verb, to voluntarily or involuntarily enter into a transaction described above as a Transfer.

         "UNIT" means an Economic Interest of an Owner in the Company representing a fractional part of the Economic Interests of all Owners.

         Other terms defined in this Agreement have the meanings so given them.

         SECTION 1.2. CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.


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         SECTION 1.3. INCLUDING. Reference in this Agreement to "including,"
"includes" and "include" shall be deemed to be followed by "without limitation."


                                   ARTICLE II

                                  ORGANIZATION

         SECTION 2.1. FORMATION. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person (within the meaning of the Act), under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members and those of other Owners shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Owner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         SECTION 2.2. NAME. The name of the Company is "Hanson Capital Partners, L.L.C.", and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Class A Members may select from time to time.

         SECTION 2.3. REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Class A Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Class A Members may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Class A Members may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Class A Members may designate from time to time.

         SECTION 2.4. PURPOSES. The general purpose of this Company is to provide a business structure for the members of the family of Luise V. Hanson and trusts for their benefit that will enable them to pool and invest assets with a goal towards long-term growth of investments under consolidated ownership and management. In addition, the Company may engage in any other lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware. The Company is created (i) to consolidate ownership of the stock in Winnebago Industries, Inc. held by the Members into one single voting block and to maintain the Members' influence over Winnebago Industries Inc., (ii) to pool assets to lower operating costs and increase diversification, thereby increasing asset value over time, (iii) to simplify annual giving and the management of assets through consolidation, (iv) to protect Company assets from creditors of individual Members, including protection against claims of divorced spouses, and


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(v) to protect the personal assets of the Members from debts of or claims arising in connection with the ownership and operation of the real estate owned by the Company.

         SECTION 2.5. POWERS OF THE COMPANY.

         (a) POWER AND AUTHORITY. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.04, including the power:

                   (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (iii) to enter into, perform and carry out contracts of any kind, including contracts with any Owner or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

                  (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or other entities or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  (v) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

                  (vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  (vii) to appoint employees and agents of the Company and define their duties and fix their compensation;


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                  (viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

                  (ix) to cease its activities and cancel its Certificate;

                  (x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                  (xi) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                  (xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

                  (xiii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                  (xiv) to establish an employee benefit and welfare plan for the benefit of the employees of the Company; and

                  (xv) to open bank and brokerage accounts in the name of the Company.

         (b) DESIGNATED AUTHORITY. Subject to the provisions of this Agreement, the Class A Members may authorize any Person (including any Member or Officer) to enter into and perform any obligation imposed by any document on behalf of the Company.

         (c) MERGER. Subject to the provisions of this Agreement, the Company may merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation.

         SECTION 2.6. FOREIGN QUALIFICATION. The Members shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Members, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. Each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.


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         SECTION 2.7. TERM. The term of the Company commenced on the date the
Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until 11:59 p.m. Eastern Standard Time on December 31, 2050 or dissolution prior thereto as determined under Section 11.1.

         SECTION 2.8. NO STATE-LAW PARTNERSHIP. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Assignee shall be a partner or joint venturer of any other Member or Assignee, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Owner and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.


                                   ARTICLE III

             MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS

         SECTION 3.1. MEMBERS.

         (a) NAMES, ETC. Subject to the following sentence, the names, residence, business or mailing addresses, Capital Contributions, Membership Class and the Units of the Members (and other Owners, if any) are set forth on Schedule A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. Each Person (excluding Assignees) listed on Schedule A, upon (i) his or its execution of this Agreement or counterpart thereof and (ii) receipt (or deemed receipt) of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the Company as a Member of the Company.

         (b) LOANS BY MEMBERS. No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement. Any Member may, with the approval of the Members, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

         SECTION 3.2. NO LIABILITY OF MEMBERS.

         (a) NO LIABILITY. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member's capacity as a Member, whether to the Company, to any of the other Owners, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member's Capital Contribution to the Company and the other payments provided expressly herein.

         (b) DISTRIBUTION. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Owner pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to an Owner shall be deemed to be a compromise within the meaning of the Act, and the Owner receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Owner is obligated to make any such payment, such obligation shall be the obligation of such Owner and not of any other Owner.

         SECTION 3.3. INITIAL CAPITAL CONTRIBUTIONS. Each Member shall make a Capital Contribution to the Company in cash or assets or evidence of indebtedness in the amount set forth opposite such Member's name on Schedule A hereto. Upon receipt of the Capital Contribution set forth opposite such Member's name on Schedule A, each Member shall be deemed to own the number of Units of the Membership Class set forth opposite such Member's name on Schedule A.

         SECTION 3.4. ISSUANCE OF ADDITIONAL INTERESTS; ADDITIONAL MEMBERS.

         (a) ADDITIONAL INTERESTS. Subject to Section 10.1, the Class A Members shall have the right to cause the Company to issue or sell to any Person (including Owners and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Interests"): (i) additional Membership Interests or other interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Membership Interests or other interests in the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other interests in the Company. The Class A Members shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests or other interests in the Company and any required contributions in connection therewith.

         (b) ADDITIONAL MEMBERS AND INTERESTS. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest: (i) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Class A Members determine to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member; and (ii) the Members shall amend Schedule A without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Schedule A, such Person shall be deemed to have been admitted as a Member and shall be listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest, including any Economic Interest that corresponds to and is part of such Membership Interest. If an Additional Interest is issued to an existing Member, the Members shall amend Schedule A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest and, upon the amendment of such Schedule A, such Member shall be issued his or its Additional Interest, including any Economic Interest that corresponds to and is part of such Additional Interest.

         SECTION 3.5. CERTIFICATION OF PERCENTAGE INTERESTS. The Company may in its discretion issue certificates to the Owners representing the Percentage Interest held by each Owner, and such certificates may distinguish between Class A Membership Interests, Class B Membership Interests and Assignee Interests.


                                   ARTICLE IV

                                CAPITAL ACCOUNTS

         SECTION 4.1. ESTABLISHMENT AND DETERMINATION OF CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established for each Owner on the books of the Company initially reflecting an amount equal to such Owner's initial Capital Contribution pursuant to Section 3.03. Each Owner's Capital Account shall be (a) increased by any additional Capital Contributions made by such Owner pursuant to the terms of this Agreement and such Owner's share of items of income and gain allocated to such Owner pursuant to Article V, (b) decreased by such Owner's share of items of loss, deduction and expense allocated to such Owner pursuant to Article V and any distributions to such Owner of cash or the fair market value of any other property (net of liabilities assumed by such Owner and liabilities to which such property is subject) distributed to such Owner and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv); PROVIDED that, in the case of any adjustment permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(f), such adjustment may be made at the discretion of the Managing Member (or, if none, the Class A Members). Any references in this Agreement to the Capital Account of an Owner shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

         SECTION 4.2. COMPUTATION OF AMOUNTS. For purposes of computing the amount of any item of Company income, gain, loss, or deduction to be allocated pursuant to this Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), PROVIDED that:

                  (a) The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                  (b) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                  (c) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                  (d) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                  (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

         SECTION 4.3. NEGATIVE CAPITAL ACCOUNTS. No Owner shall be required to pay to the Company or any other Owner any deficit or negative balance which may exist from time to time in such Owner's Capital Account.

         SECTION 4.4. COMPANY CAPITAL. No Owner shall be paid interest on any Capital Contribution to the Company or on such Owner's Capital Account, and no Owner shall have any right (a) to demand the return of such Owner's Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article XI hereof or (b) to cause a partition of the Company's assets.


                                    ARTICLE V

                DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

         SECTION 5.1. GENERALLY. Subject to the provisions of Section 18-607 of the Act, the Class A Members shall determine the amounts and timing of distributions to Owners, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as they deem necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including the payment of any management or administrative fees and expenses or any other obligations.

         SECTION 5.2. DISTRIBUTIONS. Distributions to be made at any time shall be made to each Owner according to its Percentage Interest; PROVIDED, HOWEVER, that distributions other than in proportion to an Owner's Percentage Interest may be made by the approval of the Class A Members.

         SECTION 5.3. ALLOCATION OF PROFITS AND LOSSES. (a) Subject to Section 5.4, Profits and Losses for any fiscal period shall be allocated to the Owners' Capital Accounts in proportion to their Percentage Interests.

         (b) For purposes of allocating Profits and Losses pursuant to this
Article V for any fiscal period, each Owner's Percentage Interest for such fiscal period shall be determined based on the Capital Accounts of the Owners at the beginning of such fiscal period, PROVIDED that, if there is a change in any Owner's interest in the Company (within the meaning of Section 706(d) of the Code) during any fiscal period, the Owners' Percentage Interests for such fiscal year shall be determined by the Managing Member (or, if none, by the Class A Members), taking into account the Capital Accounts of the Owners at the beginning of such fiscal period and immediately following such change, using any reasonable method that is permitted under Section 706 of the Code.

         SECTION 5.4. REGULATORY AND SPECIAL ALLOCATIONS. Notwithstanding the provisions of Section 5.3:

                  (a) If there is a net decrease in Company Minimum Gain during any Taxable Year, each Owner shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Owner's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation
         Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Owner Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Owner that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Owner's share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) If any Owner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Owner in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset.

                  (d) requirement in Treasury Regulation Section
         1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (e) The allocations set forth in paragraphs (a), (b) and (c) above (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations under Code Section
         704. Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Owners so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Owner shall be equal to the net amount that would have been allocated to such Owner if the Regulatory Allocations had not occurred.

         SECTION 5.5. TAX ALLOCATIONS: CODE SECTION 704(c). (a) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Owners in accordance with the allocation of such income, gains, losses, deductions and expenses among the Owners for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and expenses shall be allocated among the Owners for tax purposes to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

         (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Owners so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution under any allocation method permitted under Treasury Regulation Section 1.704-3, as determined by the Managing Member (or, if none, by the Class A Members).

         (c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided in the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

         (d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Owners according to their interests in such items as determined by the Managing Member (or, if none, by the Class A Members) taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

         (e) Any elections or other decisions relating to such allocations shall be made by the Managing Member (or, if none, by the Class A Members) in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Owner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement.


                                   ARTICLE VI

                                   MANAGEMENT

         SECTION 6.1. MANAGEMENT BY MEMBERS. The management of the Company is fully vested in the Class A Members, acting exclusively in their membership capacities, and such Members shall have the power and authority to do all such acts described in Section 2.5 in a manner consistent with the Class A Members' fiduciary duty to all Members. For purposes of the preceding sentence, the Class A Members' fiduciary duty to all Members shall be determined under Delaware law as the fiduciary duty of voting Members to fellow Members including nonvoting Members or, if and to the extent that Delaware law has not established such a standard, the fiduciary duty under Delaware law of general partners to fellow partners including limited partners. To facilitate the orderly and efficient management of the Company, the Class A Members shall act through the delegation of certain responsibility and authority to the Managing Member pursuant to
Section 6.3. Except as otherwise provided, any action taken by the Members hereunder shall require the consent of Members representing a majority of the Member Percentage Interests, any action taken by the Class A Members hereunder shall require the consent of Class A Members representing a majority of the Class A Member Percentage Interests, and any action taken by the Class B Members hereunder shall require the consent of Class B Members representing a majority of the Class B Member Percentage Interests.

         SECTION 6.2. UNANIMOUS CONSENT. Notwithstanding the delegation of responsibility and authority to the Managing Member pursuant to Section 6.3, the following actions shall require the unanimous approval of the Members:

                  (a) causing or permitting the Company to dispose of or encumber all or substantially all of its assets;

                  (b) causing or permitting the Company to be dissolved, terminated or liquidated under Article XI;

                  (c) causing or permitting the Company to merge, consolidate or convert into any other entity; or

                  (d) causing or permitting the Company to become bankrupt (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the Company).

These provisions of Section 6.2 shall apply notwithstanding the negligence, gross negligence, intentional misconduct, strict liability or other fault or responsibility of a Member or its representative.

         SECTION 6.3. MANAGING MEMBER. The Class A Members hereby delegate the authority described in Section 6.3(b) to the Member or Members that are designated as the "Managing Member" in accordance with this Section. Decisions or actions taken by the Managing Member in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, Managing Member, Officer and employee of the Company. For so long as there is more than one Managing Member, no action, except for the removal of a Managing Member or day-to-day administrative matters, shall be taken by the Managing Member except pursuant to the unanimous agreement of the Managing Members. The Managing Member shall be designated, and shall exercise such delegated authority, in accordance with the following provisions and the other provisions of this Agreement:

                  (a) DESIGNATION AND CESSATION. Initially, there will be no Managing Member. Any Managing Member that is designated in accordance with this Section 6.3(a) shall cease to be the Managing Member upon any of the following events:

                           (i) the Managing Member disposes of all of his
                  Membership Interest;

                           (ii) the Managing Member is removed as provided in
                  Section 6.3(g); or

                           (iii) the Managing Member resigns as Managing Member
                  by giving notice thereof to the other Members (which resignation shall become effective 90 days after delivery of such notice, unless an earlier or later date of effectiveness is agreed to by the other Class A Members).

                  Upon the occurrence of any of the events described in the immediately preceding sentence, another Member (that consents to serve as such) may be designated as a successor Managing Member by the consent of the Class A Members; PROVIDED, HOWEVER, that unless otherwise agreed to by all of the Members, a Member who has been removed as Managing Member as provided in Section 6.3(g) may not designate himself as a successor Managing Member hereunder.

                  (b) DUTY AND AUTHORITY. Except as provided in Section 6.2, the Managing Member is hereby delegated the duty and authority to manage the Company, including the duty and authority to exercise those powers described in Section 2.5, all in a manner consistent with the Managing Member's fiduciary duty to all Members. For purposes of the preceding sentence, the Managing Member's fiduciary duty to all Members shall be determined under applicable Delaware law or, if and to the extent that Delaware law has not established such a standard, the fiduciary duty under Delaware law of a general partner to limited partners. During any such time that a Managing Member is delegated the duty and authority to manage the Company hereunder, no other Member shall exercise his or her powers to manage the Company, except as provided in Section 6.2.

                  (c) OFFICERS. The Managing Member may designate one or more Persons to be Officers of the Company. Any Officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Managing Member may delegate to them and shall serve under the direction and supervision of, and subject to and replacement by, the Managing Member.

                  (d) COMPENSATION TO MANAGING MEMBER. The Managing Member shall receive such compensation from the Company for serving in such capacity as shall be approved from time to time by the Class A Members.

                  (e) LIMITATIONS OF DUTIES, INDEMNIFICATION. The Managing Member shall be liable to the Company and the other Members for its gross negligence or intentional misconduct in the management of the Company; but the Managing Member (or its representative), its affiliates and their respective directors, officers, employees and agents (the "MANAGING-MEMBER INDEMNIFIED PARTIES") shall not be liable to the Company, any third party, any other Member or representative, or any officer or employee of the Company for any acts or omissions that do not constitute gross negligence or intentional misconduct, including the negligence, strict liability or other fault or responsibility (short of gross negligence or intentional misconduct) of the Managing Member (the "MANAGING-MEMBER INDEMNIFIED ACTS"); and the Company shall indemnify, protect, defend, release and hold harmless each Managing-Member Indemnified Party from and against any claims asserted by or on behalf of any person that arise out of, relate to or are otherwise attributable to, directly or indirectly, the Managing-Member Indemnified Acts.

                  (f) LIMITATION OF OTHER MEMBERS' AUTHORITY. Each Member, other than the Managing Member, agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company.

                  (g) REMOVAL. The Managing Member may be removed with or without cause by the consent of Members representing both (i) fifty percent (50%) or more of the Class A Member Percentage Interests and
         (ii) all of the Class A Membership Interests other than the Managing Member's Membership Interest. Alternatively, the Managing Member may be removed for cause by the consent of Members representing either (x) a majority of the Class A Member Percentage Interests or (y) all of the Class A Membership Interests other than the Managing Member's Membership Interest. For purposes of this subsection, "CAUSE" shall mean that in the execution of his duties as Managing Member, the Managing Member has committed negligence, gross negligence, or a breach of one or more fiduciary duties to one or more other Members. The finding that the removal is for cause by the Members voting for removal under this subsection shall create a presumption that such cause exists, PROVIDED that:

                           (i) said presumption may be overcome by the removed
                  Managing Member in a legal proceeding or arbitration proceeding challenging the validity of his removal under this subsection, and if the Managing Member is successful the Managing Member shall be entitled to reimbursement from the Company for the Managing Member's costs of said challenge, with such costs to be charged against the interests of the Members who sought removal; and

                           (ii) where the Members voting for removal of the
                  Managing Member under this subsection represent all of the Class A Membership Interests other than that of the Managing Member but less than a majority of the Class A Member Percentage Interests, the Managing Member may elect to reverse the presumption of cause and remain as Managing Member by executing a binding legal agreement, secured by the Managing Member's Membership Interest, agreeing (A) to pay all legal costs incurred by the other Members in any legal proceeding or arbitration proceeding in which the other Members successfully establish cause for removal of the Managing Member, and (B) to resign upon any final judgment or arbitration ruling that establishes cause for removal.

         SECTION 6.4. MEETING OF MEMBERS. (a) Members shall hold meetings at such time during normal business hours and place as shall be determined by the Managing Member (or if none, by the Class A Members). Meetings of Members may be held at any place either within or without the State of Delaware. If all of the Members shall meet at any time and place, within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member in favor of another Member. Such proxy shall be filed with the Member of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         (b) Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to one of the Members of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

         SECTION 6.5. LIABILITY FOR CERTAIN ACTS. Each Member shall perform his duties as Member in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Member shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of deceit, gross negligence, intentional misconduct or a wrongful taking by the Member.

         SECTION 6.6. MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY. (a) A Member shall not be required to manage the Company as his sole and exclusive function and he may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Owner shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Member or to the income or proceeds derived therefrom.

         (b) A Member's ownership interest in the Company shall not be his sole and exclusive function and he may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Owner shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Members or to the income or proceeds derived therefrom.

         SECTION 6.7. INDEMNITY OF THE MEMBERS, EMPLOYEES AND OTHER AGENTS. The Company shall, to the maximum extent permitted under Section 15-10 of the Act, indemnify and make advances for expenses to Members.


                                   ARTICLE VI

                         EXCULPATION AND INDEMNIFICATION

         SECTION 7.1. PERFORMANCE OF DUTIES; NO LIABILITY OF MEMBER AND OFFICERS. No Member shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements. No Member of the Company shall be liable to the Company or to any Owner for any loss or damage sustained by the Company or to any Owner, unless the loss or damage shall have been the result of gross negligence or intentional misconduct by the Member. No Member of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member or Officer of the Company or any combination of the foregoing.

         SECTION 7.2. TRANSACTIONS BETWEEN THE COMPANY AND THE MEMBERS. Notwithstanding that it may constitute a conflict of interest, the Members or their Affiliates may engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company so long as such transaction is approved by the disinterested Members representing a majority of the Class A Member Percentage Interests other than the Class A Member Percentage Interests of any non-disinterested Members.

         SECTION 7.3. INSURANCE. The Company may, but is not obligated to, purchase and maintain insurance, at its expense, to protect itself and any Member, Officer or agent of the Company who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VII.


                                  ARTICLE VIII

                                      TAXES

         SECTION 8.1. TAX RETURNS. The Company shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, and shall make any elections the

Managing Member (or if none, the Class A Members) may deem appropriate and in the best interests of the Members. Each Owner shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

         SECTION 8.2. TAX MATTERS MEMBER. The Managing Member (or if none, a Member elected by the Class A Members) shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "TAX MATTERS MEMBER"). If there is more than one Managing Member, then the Managing Member with the greater Percentage Interest shall be the Tax Matters Member. The Tax Matters Member shall take such action as may be necessary to cause each Member to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Tax Matters Member deems necessary or advisable. The Tax Matters Member shall also have the power to elect to have the "partnership audit rules" apply to the Company pursuant to Section 6231 of the Code if determined to be in the best interest of the Members.


                                   ARTICLE IX

                        BOOKS, REPORTS AND COMPANY FUNDS

         SECTION 9.1. MAINTENANCE OF BOOKS. The Company shall keep appropriate books and records of accounts in accordance with U.S. generally accepted accounting principles and shall keep minutes of the proceedings of its Members and each committee. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Member (or, if none, by the Class A Members). The Fiscal Year shall be the accounting year of the Company for financial reporting purposes.

         SECTION 9.2. OWNER TAX INFORMATION. Within ninety (90) days after the end of each Taxable Year, the Company will cause to be delivered to each Person who was an Owner at any time during such Taxable Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Owner's federal, state and local income tax returns, including a statement showing such Owner's share of income, gain or loss, expense and credits for such Taxable Year for federal income tax purposes. Any deficiency for taxes imposed on any Owner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Owner, and if paid by the Company, shall be recoverable from such Owner pursuant to Section 12.10.

         SECTION 9.3. COMPANY FUNDS. The Company may not commingle the Company's funds with the funds of any Owner or the funds of any Affiliate of any Owner.

                                    ARTICLE X

                           TRANSFERS AND OTHER EVENTS

         SECTION 10.1. TRANSFER IN GENERAL. No Member or Assignee may Transfer any part or all of such Person's Membership Interest, except as provided in this
Article X. Any purported Transfer of a Membership Interest not in conformance with this Article X shall be null and void and of no effect.

         SECTION 10.2. TRANSFER TO A PERMITTED TRANSFEREE. Any Member or Assignee may Transfer any part or all of his Membership Interest to a Permitted Transferee upon such terms and conditions as the transferring party may decide. In the case of a Transfer of a Class B Membership Interest, such Permitted Transferee will become an Assignee (but will not become a Substituted Member unless he complies with the procedures specified in Section 10.7). In the case of a Transfer of a Class A Membership Interest, such Permitted Transferee will become a Class A Member; PROVIDED, HOWEVER, that if a lapse of the transferor's voting right with respect to the Transferred Class A Membership Interest would not be treated as a transfer by the transferor by gift under Code Section 2704(a), then such Permitted Transferee will become an Assignee (but will not become a Substituted Member unless he complies with the procedures specified in
Section 10.7).

         SECTION 10.3. TRANSFER TO OTHER THAN A PERMITTED TRANSFEREE. Any Member or Assignee may Transfer any part or all of his Membership Interest to a party other than a Permitted Transferee by complying with either (a) or (b) below. In the case of such a Transfer of a Class B Membership Interest, the transferee will become an Assignee (but will not become a Substituted Member unless he complies with the procedures specified in Section 10.7). In the case of such a Transfer of a Class A Membership Interest, the transferee will become a Class A Member; PROVIDED, HOWEVER, that if a lapse of the transferor's voting right with respect to the Transferred Class A Membership Interest would not be treated as a transfer by the transferor by gift under Code Section 2704(a), then the transferee will become an Assignee (but will not become a Substituted Member unless he complies with the procedures specified in Section 10.7). Although certain trusts may qualify as a Permitted Transferee, whenever (i) the interests in such a trust terminate or change so that the trust no longer meets the definition of a Permitted Transferee or (ii) an interest would be distributed from a trust that is a Permitted Transferee to an individual or entity that is not then a Permitted Transferee, such action shall be deemed to be a Transfer to other than a Permitted Transferee and shall be subject to the provisions of this
Section 10.3, PROVIDED that for purposes of subsection 10.3(b), any such deemed Transfer shall be deemed to be made for consideration equal to the Fair Value of the interest in question.

                  (a) Any Member or Assignee may Transfer any part or all of his Membership Interest to a Person other than a Permitted Transferee, upon such terms and conditions as the Transferring party may decide, with the advance written consent of all of the Members, which consent shall not be unreasonably withheld. Such advance written consent shall be effective for a period of six (6) months.

                  (b) Alternatively, a Membership Interest may be Transferred to a Person other than a Permitted Transferee by compliance with the following provisions:

                           (i) Any Member or Assignee who wishes to Transfer any
                  of his Membership Interest to a Person other than a Permitted Transferee as a result of a bona fide offer not solicited by such Member or Assignee, or who has reason to believe that an involuntary Transfer or a Transfer by operation of law or a testamentary Transfer (by will or otherwise) to a Person other than a Permitted Transferee is reasonably foreseeable, shall first give each Member written notice of his intent to Transfer such Membership Interest or of his knowledge that such involuntary Transfer or Transfer by operation of law or testamentary Transfer (by will or otherwise) is reasonably foreseeable. Such notice of intent must contain a description of what portion of his total Membership Interest would be so Transferred; the consideration that would be paid, if any; the terms of Transfer and of any payment of consideration (including, but not limited to, the relative percentages of cash and debt, and the duration, interest rate, and payment schedule of any debt instruments); the name, address (both home and office), and business or occupation of the Person to whom such Membership Interest would be transferred; and any other facts that are or would reasonably be deemed material to the proposed Transfer.

                           (ii) Upon the receipt of such notice, each Member
                  shall have a right to purchase part or all of the offered Membership Interest up to but not exceeding the fraction of the offered Membership Interest represented by such Member's First Refusal Percentage. Each Member may exercise this right of first refusal to purchase his First Refusal Percentage by giving the Managing Member (or if none, the Class A Members) and the Transferring Member or Assignee written notice within thirty (30) days after receipt of the latter's notice.

                           (iii) The Company shall have the right to purchase
                  the offered or remaining Membership Interest in the event none of the Members exercises his right of first refusal or any Member exercises less than his right to purchase his First Refusal Percentage of the offered Membership Interest. The Company may exercise its right to purchase the offered or remaining Membership Interest by giving written notice to each Member within thirty (30) days after receipt of the Transferring Member's or Assignee's notice.

                           (iv) If none of the Members or the Company so agree
                  to buy the entire offered Membership Interest, the Transferring Member or Assignee may complete the intended Transfer. If such Transfer is not completed within thirty (30) days after expiration of the thirty (30) day period referred to in (ii) and (iii) above, any attempted Transfer will be deemed to be made pursuant to a new transaction and this
                  Article X shall again apply.

                           (v) If one or more of the Members or the Company does
                  so agree to buy the entire offered Membership Interest, the purchase price to be paid, and terms to be offered, by the Company and each Member who elects to buy part of the offered Membership Interest shall be such proportionate share of the following two components:

                                    (I) The same consideration, both as to price
                           and terms, as contained in the written notice of intent to Transfer.

                                    (II) The excess, if any, of the Fair Value
                           of the offered Membership Interest over the Fair Market Value of the Consideration to be received. At the buyer's option, this component shall be paid either (1) in cash at closing or (2) one-quarter (_) in cash at closing, and the balance under a promissory note payable in twenty (20) equal quarterly principal payments beginning three months after the date of such closing, with interest added to each installment computed on the outstanding principal balance at the "applicable Federal rate" (as determined pursuant to Code Section 1274). The buyer shall give the selling Member or Assignee a promissory note as evidence of this debt, to be secured by the purchased Membership Interest. Any part or all of the remaining balance of the obligation under the note may be prepaid at any time without penalty or premium.

                           (vi) The purchase of a Membership Interest pursuant
                  to Section 10.3(b)(v) will take place at a closing to be held not later than the tenth (10th) day after the date on which the appraisals of the Fair Value of the offered Membership Interest and the Fair Market Value of the Consideration, if any, are completed. The closing shall be held during normal business hours at such location as the parties select. Upon closing, the Company shall adjust its books to reflect the Transfer of the Membership Interest.

         SECTION 10.4. TRANSFEREE'S RIGHTS AND OBLIGATIONS. (a) With respect to any Transfer of a Membership Interest, Profits, Losses and other items or distributions shall be allocated between the transferor and the transferee according to Code Section 706. Distributions made before the effective date of such Transfer shall be paid to the transferor, and distributions made after such date shall be paid to the transferee.

         (b) Subject to subsection (c) of this Section, a Transfer of a Class A Membership Interest shall constitute the transferee as a Class A Member entitled to all the rights of a Class A Member with respect to such assigned interest, and acceptance of such Class A Membership Interest shall constitute an agreement by the transferee to be bound by the provisions of this Agreement.

         (c) A Transfer of a Class B Membership Interest, and a Transfer of a Class A Membership Interest in which a lapse of the transferor's voting right with respect to the Transferred Class A Membership Interest would not be treated as a transfer by the transferor by gift under Code Section 2704(a), shall constitute the transferee as an Assignee as to such Transferred Membership Interest. Accordingly, if such transferee is also a Member, then (i) the provisions of this Agreement applicable to Members shall be applied separately to such Person with respect to his Membership Interests held as a Member, and
(ii) similarly, the provisions of this Agreement applicable to Assignees shall be applied separately to such Person with respect to his Membership Interests held as an Assignee, in each case as if such Person did not own a Membership Interest in the other capacity.

         (d) As a condition of any Person having any rights of an Assignee, any such Person shall be required to execute a counterpart of this Agreement and any other document reasonably requested by the Managing Member (or if none, the Class A Members).

         (e) Any valid Transfer of a Class B Membership Interest, or of a Class A Membership Interest in which a lapse of the transferor's voting right with respect to the Transferred Class A Membership Interest would not be treated as a transfer by the transferor by gift under Code Section 2704(a), shall effect only a Transfer of the transferring Member's Economic Interest. Unless and until an Assignee becomes a Member with respect to a Membership Interest held as an Assignee by complying with the provisions of Section 10.7, the assignor shall not be relieved of its obligations hereunder and the Assignee shall not be entitled to any of the rights granted to a Member under this Agreement or under applicable law with respect to such Membership Interest. Instead, such Assignee shall have only such rights as are expressly granted to an Assignee hereunder. Further, such Assignee shall be bound by all limitations and obligations contained herein with respect to Assignees.

         SECTION 10.5. COMPLETE TRANSFER OF MEMBERSHIP INTEREST RESULTS IN TERMINATION OF STATUS. A Member ceases to be a Member hereunder upon assignment or other Transfer of all of the Member's Membership Interest.

         SECTION 10.6. VOID ASSIGNMENT. Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any Profits, Losses or distributions of the Company or any other rights of a Member.

         SECTION 10.7. SUBSTITUTED MEMBER. (a) An Assignee of any Units or other interests in the Company (or any portion thereof), in accordance with the provisions of this Article, shall become a substituted Member entitled to all the rights of a Member with respect to such assigned interest if and only if (i) the assignor gives the Assignee such right (which shall be presumed in the case of any voluntary Transfer unless the instrument of assignment expressly precludes such right), (ii) such admission is consented to in writing by all of the Class A Members, and (iii) the Assignee has agreed in writing to be bound by the provisions of this Agreement.

         (b) The Company shall be entitled to treat the record owner of any Units or other interest in the Company as the absolute owner thereof and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units or other interest in the Company is permitted pursuant to the terms and conditions of Sections 10.2 and 10.3 and this Section 10.7, has been received and accepted by the non-transferring Members and has been recorded on the books of the Company.

         (c) Upon the admission of a substituted Member, Schedule A attached hereto shall be amended to reflect the name, address, Membership Class and Units and other interests in the Company of such substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company.

         SECTION 10.8. EFFECT OF ASSIGNMENT. Following an assignment of an interest that is permitted under this Article X, the transferee of such interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such interest, shall succeed to the Capital Account associated with such interest, and shall receive allocations and distributions under Articles V and XI in respect of such interest as if such transferee were a Member.

         SECTION 10.9. TRANSFER FEES AND EXPENSES. The transferor and transferee of any Economic Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer of such interest, whether or not consummated.

         SECTION 10.10. OTHER LIMITATIONS. In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer shall be permitted or recognized (within the meaning of Treasury Regulation Section 1.7704-1(d)) by the Company or the Members if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

         SECTION 10.11. EFFECTIVE DATE. Any Transfer and any related admission of a Person as a Member in compliance with this Article X shall be deemed effective on such date that the transferee or successor in interest complies with the requirements of this Agreement.

         SECTION 10.12. EFFECT OF DEATH OR INCAPACITY. Except as otherwise provided herein, the death or Incapacity of a Member shall not dissolve or terminate the Company. In the event of such death or Incapacity of a Class B Member, the executor, administrator, guardian, trustee, or other personal representative of the Incapacitated Member shall be deemed to be the Assignee of such Member's Economic Interest and may, subject to the terms and conditions set forth in Section 10.7, become a substituted Member. In the event of such death or Incapacity of a Class A Member, the executor, administrator, guardian, trustee, or other personal representative of the Incapacitated Member shall be deemed to be a Class A Member.

         SECTION 10.13 TRANSFERS BY SOLE MEMBER. Consent of the non-transferring Members shall not be required for any purpose under this Article in the event of a Transfer by the sole Member of the Company.

         SECTION 10.14. REPRESENTATIONS OF NEW MEMBERS. Each Member represents and warrants that (a) the Member's interest in the Company is intended to be and is being acquired solely for the Member's own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof, (b) the Member is aware that interests in the Company have not been registered under the Securities Act, that such interests cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, that the Company has no present intention of so registering such interests under the Securities Act, and that accordingly such Member is able and is prepared to bear the economic risk of making a Capital Contribution and to suffer a complete loss of investment, and (c) the Member's knowledge and experience in financial and business matters are such that the Member is capable of evaluating the risks of making a Capital Contribution. The foregoing representations and warranties may be relied upon by the Company and by the other Members in connection with each Member's investment in the Company.


                                   ARTICLE XI


                    DISSOLUTION, LIQUIDATION AND TERMINATION

         SECTION 11.1. DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

                  (a) the expiration of its term pursuant to Section 2.7;

                  (b) the unanimous vote of the Members; or

                  (c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The death or Incapacity of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

         SECTION 11.2. LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managing Member or such other or additional Class A Member or Members shall act as liquidators. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidators are as follows:

                  (a) As promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

                  (b) The liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

                  (c) All remaining assets of the Company shall be distributed to the Owners in accordance with their positive Capital Account balances (adjusted for all distributions and allocations pursuant to Article V for all periods ending on or before the date of the distribution).

                  (d) The liquidators shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or property to an Owner in accordance with the provisions of this Section 11.2 constitutes a complete return to the Owner of its Capital Contributions and a complete distribution to the Owner of its interest in the Company and all the Company's property and constitutes a compromise to which all Owners have consented within the meaning of the Act. To the extent that an Owner returns funds to the Company, it has no claim against any other Owner for those funds.

         SECTION 11.3. CANCELLATION OF CERTIFICATE. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.


                                   ARTICLE XII

                        GENERAL/MISCELLANEOUS PROVISIONS

         SECTION 12.1. OFFSET. Whenever the Company is to pay any sum to any Owner, any amounts that Owner owes to the Company may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Owner's Capital Account pursuant to
Section 4.1.

         SECTION 12.2. NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person who receives it. All notices, requests and consents to be sent to an Owner must be sent to or made at the address (or facsimile number) given for that Owner on Schedule A, or such other address (or facsimile number) as that Owner may specify by notice to the Members. Any notice, request or consent to the Company must be given to the Managing Member (or if none, to the Class A Members). Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 12.3. ENTIRE AGREEMENT. This Agreement and other written agreements among the Members of even date herewith constitute the entire agreement among the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         SECTION 12.4. EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         SECTION 12.5. AMENDMENT OR MODIFICATION. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by the unanimous vote of all Class A Members.

         SECTION 12.6. BINDING EFFECT. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

         SECTION 12.7. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         SECTION 12.8. FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         SECTION 12.9. WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

         SECTION 12.10. INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF AN OWNER. If the Company is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed with respect to any issuance of Units or other interests to a Member or any payments to a Member, federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, ETC.), then such Member (the "INDEMNIFYING MEMBER") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). The amount to be indemnified shall be charged against the Capital Account of the Indemnifying Member, and, at the option of the Managing Member (or if none, the Members), either:

                  (a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Member's Capital Account but shall not be treated as a Capital Contribution), or

                  (b) the Company shall reduce distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Indemnifying Member's Capital Account).

An Indemnifying Member's obligation to make contributions to the Company under this Section 12.10 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 12.10, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Owner under this
Section 12.10, including instituting a lawsuit to collect such contribution with interest calculated at Prime Rate plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).

         SECTION 12.11. NOTICE TO MEMBERS OF PROVISIONS. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the Transfer set forth in Article X) and (b) all of the provisions of the Certificate.

         SECTION 12.12. COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         SECTION 12.13. CONSENT TO JURISDICTION. Each Member irrevocably submits to the non-exclusive jurisdiction of the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member's respective address set forth above shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

         SECTION 12.14. HEADINGS. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

         SECTION 12.15. REMEDIES. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

                                     *  *  *

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

                                       By its Members:

                                       LUISE V. HANSON REVOCABLE TRUST, DATED
                                         SEPTEMBER 22, 1984;


                                       By: Luise V. Hanson, Trustee

                                           /s/ Luise V. Hanson
                                           -------------------------------------

                                       LUISE V. HANSON QUALIFIED TERMINABLE
                                         INTEREST PROPERTY MARITAL DEDUCTION
                                         TRUST CREATED UNDER THE FOURTH
                                         AMENDMENT AND RESTATEMENT OF
                                         DECLARATION OF TRUST ESTABLISHING THE
                                         JOHN K. HANSON REVOCABLE TRUST, DATED
                                         SEPTEMBER 22, 1984


                                       By: Luise V. Hanson, Trustee

                                           s/ Luise V. Hanson
                                           -------------------------------------

                                       By: Bessemer Trust Company, N.A., Trustee

                                           /s/ Susan R. Schoenfeld
                                           -------------------------------------

                                       By: Mary Joan Boman, Trustee

                                           /s/ Mary Joan Boman
                                           -------------------------------------

                                       By: John V. Hanson, Trustee

                                           /s/ John V. Hanson
                                           -------------------------------------

                                       By: Paul D. Hanson, Trustee

                                           /s/ Paul D. Hanson
                                           -------------------------------------

                                   SCHEDULE A

-------------------------------------------------------------------------------------------------------------------------
                                                              TOTAL
                                                             CAPITAL        MANNER OF               MEMBERSHIP
MEMBERS (OR OTHER OWNERS)         NOTICE ADDRESS           CONTRIBUTION   CONTRIBUTION                 CLASS      UNITS
-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------
Luise V. Hanson                                                         31,799.32 shares              Class A     0.3905
Qualified Terminable                                                    of Winnebago
Interest Property                                                       Industries, Inc.
Marital                                                                 stock
Deduction Trust
-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------
Luise V. Hanson                                                         49,633.74 shares
Revocable Trust, dated                                                  of Winnebago
September 22, 1984                                                      Industries, Inc.
                                                                        stock                         Class A     0.6095
-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------
Luise V. Hanson                                                         3,148,132.68
Qualified Terminable                                                    shares of
Interest Property                                                       Winnebago
Marital                                                                 Industries, Inc.
Deduction Trust                                                         stock                         Class B    38.6591
-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------
Luise V. Hanson                                                         4,913,740.26
Revocable Trust, dated                                                  shares of
September 22, 1984                                                      Winnebago
                                                                        Industries, Inc.
                                                                        stock                         Class B    60.3409
-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------

-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------

-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------

-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------

-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------

-------------------------- ------------------------------- ------------ ---------------- ---------- ----------- ---------


                                      A-2